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                                                                      EXHIBIT 23

                           Consent of Independent Auditors


       We consent to the incorporation by reference in the Registration Statements pertaining to the 1992 Stock Incentive Plan (Form S-8 No. 33-58564) and Employee Stock Purchase Plan (Form S-8 No. 33-87062), of Newport Corporation of our report dated May 17, 1995, with respect to the consolidated financial statements and schedule of Newport Corporation included in Form 8-K dated May 17, 1995.



                                                            ERNST & YOUNG LLP
       Orange County, California
       May 17, 1995